Exhibit 10.1 to Form 8-K

Published CUSIP Number: 83851QAL2

Term Loan CUSIP Number: 83851QAM0

TERM LOAN CREDIT AGREEMENT

Dated as of October 26, 2018,

among

SOUTH JERSEY GAS COMPANY,
as Borrower

and

THE SEVERAL LENDERS
FROM TIME TO TIME PARTY HERETO,
as Lenders,

and

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

Arranged by:

PNC CAPITAL MARKETS LLC,
as Lead Arranger and Book Runner

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

EXHIBITS

Exhibit A     Form of Note

Exhibit B     Form of Notice of Borrowing

Exhibit C     Form of Notice of Account Designation

Exhibit D     Form of Notice of Conversion/Continuation

Exhibit E     Form of Opinion of Counsel to the Borrower

Exhibit F     Form of Assignment and Assumption

Exhibit G     Form of Compliance Certificate

SCHEDULES

Schedule I         Lenders, Applicable Lending Offices, Commitments and Initial Commitment Percentages

Schedule II       Ownership

Schedule III      First Mortgage Notes

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TERM LOAN CREDIT AGREEMENT

This TERM LOAN CREDIT AGREEMENT (as it may be amended, supplemented or otherwise modified in accordance with the terms hereof at any time and from time to time, this “Agreement”) dated as of October 26, 2018, among SOUTH JERSEY GAS COMPANY, a New Jersey corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (each a “Lender” and collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (“PNC”), as administrative agent for the Lenders hereunder (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS

WHEREAS, the Borrower has requested that the Lenders make term loans to the Borrower in an aggregate principal amount of up to $400,000,000, for general corporate purposes including, without limitation, the financing of capital expenditures, and for working capital of the Borrower, its Subsidiaries or its Affiliates; and

WHEREAS, the Lenders are willing, on the terms and subject to the conditions set forth in this Agreement, to extend credit under this Agreement as more particularly hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” has the meaning assigned to that term in the preamble hereto.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

“Aggregate Commitments” means the total of the Lenders’ Commitments.

“Agreement” has the meaning assigned to that term in the preamble hereto.

“AML and Anti-Terrorist Acts” has the meaning assigned to that term in Section 5.01(k).

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“Anti-Corruption Laws” means, collectively, the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 (if applicable) and all other similar anti-corruption legislation in other jurisdictions applicable to the Borrower.

“Applicable Base Rate Margin” shall have the meaning set forth in the definition of Applicable Margin.

“Applicable Law” means all applicable laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, interpretations, licenses, and permits of any Governmental Authority and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other judicial or quasi-judicial tribunal (including, without limitation, those pertaining to health, safety, the environment or otherwise). For purposes of Section 2.13, the term “Applicable Law” includes FATCA.

“Applicable Lending Office” means, with respect to any Lender, the office of such Lender specified as such opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Applicable LIBOR Margin” shall have the meaning set forth in the definition of Applicable Margin.

“Applicable Margin” means, for the applicable interest rate on Loans made to the Borrower and Unused Fees payable by the Borrower pursuant to Section 2.03(a), the rate per annum as set forth in the “Pricing Grid” below, determined by reference to the Debt Ratings:

Pricing Grid
Tier	Debt Ratings	Unused Fee	Applicable Base Rate Margin	Applicable LIBOR Margin
I	At least A/A2	0.075%	0.000%	0.650%
II	A-/A3	0.100%	0.000%	0.750%
III	BBB+/Baa1	0.125%	0.000%	0.900%
IV	Less than BBB+/Baa1	0.150%	0.050%	1.050%

The Applicable Margin shall be adjusted effective on the next Business Day following any change in the Borrower’s Debt Ratings. The Borrower shall notify the Administrative Agent in writing promptly after becoming aware of any change in its Debt Ratings.

“Applicable Rate” means:

(a)       in the case of each Base Rate Loan, a rate per annum equal at all times to the sum of the Base Rate plus the Applicable Base Rate Margin in effect from time to time; and

(b)       in the case of each LIBOR Rate Loan comprising part of the same Loan, a rate per annum during each Interest Period equal at all times to the sum of the LIBOR Rate for such Interest Period plus the Applicable LIBOR Margin in effect from time to time during such Interest Period.

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“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means PNC Capital Markets LLC, in its capacity as sole lead arranger and sole book runner and its successors and assigns.

“Assignment and Assumption” means an Assignment and Assumption executed in accordance with Section 8.08 in the form attached hereto as Exhibit F.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of (a) the Prime Rate, (b) 1/2 of one percent per annum above the Federal Funds Rate in effect from time to time and (c) except during any period of time during which a notice delivered to the Borrower under Section 2.09 shall remain in effect, the Daily LIBOR Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent. Notwithstanding the foregoing, if the Base Rate as determined above would be less than zero, such rate shall be deemed to be zero.

“Base Rate Loan” means any Loan bearing interest based on the Base Rate.

“Beneficial Owner” means, for the Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Borrower’s Capital Stock; and (b) a single individual with significant responsibility to control, manage, or direct the Borrower.

“Borrower” has the meaning assigned to that term in the preamble hereto.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of LIBOR Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday or Sunday or a legal holiday on which banks in Pittsburgh, Pennsylvania and New York, New York, are authorized or required to be closed for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred interest, any limited or general partnership interest and any limited liability company membership interest.

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“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601, et seq., as amended from time to time, and any regulations promulgated thereunder.

“Certificate of Beneficial Ownership” means, for the Borrower, a certificate in form and substance reasonably acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its reasonable discretion), certifying, among other things, the Beneficial Owner of the Borrower.

“Change in Control” means (a) the Parent shall cease at any time to own, directly or indirectly, 100% of the Capital Stock having voting rights of the Borrower, or (b) the occurrence of either of the following: (i) any entity, person (within the meaning of Section 14(d) of the Exchange Act) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) which theretofore was beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of less than 30% of the Parent’s then outstanding common stock either (A) acquires shares of common stock of the Parent in a transaction or series of transactions that results in such entity, person or group directly or indirectly owning beneficially 30% or more of the outstanding common stock of the Parent, or (B) acquires, by proxy or otherwise, the right to vote for the election of directors, for any merger, combination or consolidation of the Parent or any of its direct or indirect Subsidiaries, or, for any other matter or question, more than 30% of the then outstanding voting securities of the Parent; or (ii) a majority of the members of the board of directors of the Parent fail to consist of Continuing Directors.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, including any Regulatory Change; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Closing Date” means October 26, 2018.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule I under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Percentage” means for each Lender, a fraction (expressed as a decimal) the numerator of which is the Commitment of such Lender at such time and the denominator of which are the Commitments of all of the Lenders at such time. The initial Commitment Percentage of each Lender is set out on Schedule I or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Compliance Certificate” means a certificate substantially in the form of Exhibit G.

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“Consolidated” means, when used with reference to any accounting term, the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

“Consolidated Total Capitalization” means the sum of (a) Indebtedness of the Borrower and its Consolidated Subsidiaries, without duplication, plus (b) the sum of the Capital Stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, capital surplus, translation adjustment and the balance of the current profit and loss account not transferred to surplus) accounts of the Borrower and its Consolidated Subsidiaries appearing on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, in each case prepared as of the date of determination in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 3.01(f), after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

“Continuing Director” means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (a) was a member of such board of directors on the Closing Date, or (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

“Convert”, “Conversion” and “Converted” each refers to a conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.10 or the selection of a new, or the renewal of the same, Interest Period for a LIBOR Rate Loan pursuant to Section 2.10.

“Daily LIBOR Rate” means, for any day, the rate per annum determined by the Administrative Agent by dividing (a) the Published Rate by (b) a number equal to 1.00 minus the Eurodollar Reserve Percentage on such day. Each calculation by the Administrative Agent of the Daily LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero, such rate shall be deemed to be zero.

“Debt Ratings” means the ratings determined by a Rating Agency and shall be based upon the availability of such ratings as follows:

(a)       The senior unsecured non-credit enhanced debt ratings of the Borrower by each Rating Agency, subject to the paragraph immediately below; provided that in the event that there is no such rating then in effect for the Borrower from a particular Rating Agency, such Rating Agency’s issuer rating or issuer credit rating (as applicable) for the Borrower, subject to the proviso immediately below.

(b)       If the Borrower shall maintain a rating referred to in (a) above from only one Rating Agency, the Pricing Level for the Borrower shall be determined by reference to that one rating (for the avoidance of doubt, if, for example, the Borrower maintained only a senior unsecured non-credit enhanced debt rating from one Rating Agency and only an issuer rating or issuer credit rating from another Rating Agency, it will not be considered as the Borrower maintaining only one rating and, consequently, clause (a) would apply to that example and not this clause (b)).

(c)       If none of the ratings in (a) above are available, then Tier IV shall apply.

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For purposes of the foregoing, if the Debt Ratings of the Borrower established or deemed to have been established by the two Rating Agencies shall fall within different “Tiers” on the pricing grid set forth in the definition of Applicable Margin, then (i) in any case where the ratings differential is one Tier, the higher rating will apply and (ii) in any case where the ratings differential is two Tiers or more, the Tier one below the higher of the two will apply.

Notwithstanding anything herein to the contrary, if the rating system of either Rating Agency shall change, or if either Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower, the Administrative Agent and the Lenders shall negotiate in good faith to amend the definition of Debt Ratings and the Debt Rating Tiers in the definition of Applicable Margin to reflect such changed rating system or the unavailability of ratings from either or both Rating Agencies, and, pending the effectiveness of any such amendment, the applicable “Tier” shall be determined by reference to the Debt Ratings of the Borrower most recently in effect prior to such change or cessation.

“Debtor Relief Law” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or any event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Default Rate” means a per annum rate equal to 2% greater than the Applicable Rate.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding, absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

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“Disclosure Documents” means the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2017, the Borrower’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and any Current Report on Form 8-K delivered to the Lenders at least three (3) Business Days prior to the Closing Date.

“Dollar” or “$” means dollars in lawful currency of the United States of America.

“Draw Period” means the period commencing on the Closing Date and ending on the Draw Termination Date.

“Draw Termination Date” means the earliest of (a) the date that is twelve (12) months after the Closing Date, (b) the Maturity Date, (c) the date of termination by the Borrower of the Aggregate Commitments in full pursuant to Section 2.04 and (d) the date of termination of the Aggregate Commitments pursuant to clause (b) of Section 6.02.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of the Borrower or, in the case of a Pension Plan or a Multiemployer Plan, maintained or contributed to by the Borrower or any current or former ERISA Affiliate.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

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“Environmental Judgments and Orders” means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with a Governmental Authority or other entity, and whether or not incorporated in a judgment, decree or order.

”Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Environmental Liabilities” means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

“Environmental Notices” means notice from any Governmental Authority, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Governmental Authority for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

“Environmental Proceedings” means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

“Environmental Releases” means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

“Environmental Requirement” means any legal requirement relating to the environment and applicable to the Borrower or its properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any Person who together with the Borrower or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

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“Eurodollar Reserve Percentage” means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of Eurocurrency Liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” has the meaning assigned to that term in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), gross receipts, capital stock Taxes or franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.14(b)), any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Applicable Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.13(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Applicable Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.13(a), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to PNC on such day on such transactions as reasonably determined by the Administrative Agent.  Notwithstanding the foregoing, if the Federal Funds Rate as determined above would be less than zero, such rate shall be deemed to be zero.

“Fee Letter” means that certain fee letter dated October 10, 2018, among the Borrower, PNC Capital Markets LLC and PNC.

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“First Mortgage Notes” means those First Mortgage Notes identified on Schedule III attached hereto, and subsequent promissory notes or other evidences of indebtedness of the Borrower in each case secured by first mortgages on property owned by the Borrower or its Subsidiaries.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Action” means all authorizations, consents, approvals, waivers, exceptions, variances, orders, licenses, exemptions, publications, filings, notices to and declarations of or with any Governmental Authority, required to be made by Borrower, other than routine reporting requirements the failure to comply with which will not affect the validity or enforceability of this Agreement or any other Loan Document or have a material adverse effect on the transactions contemplated by this Agreement or any other Loan Document.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority having authority over Borrower or Borrower’s operations, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other governmental approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate or currency swap agreement, interest rate or currency future agreement, interest rate collar agreement, swap agreement (as defined in 11 U.S.C. § 101), interest rate or currency hedge agreement, and any put, call or other agreement or arrangement designed to protect such Person against fluctuations in interest rates or currency exchange rates.

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“Incremental Facility” has the meaning assigned to that term in Section 2.06(a).

“Incremental Facility Amendment” has the meaning assigned to that term in Section 2.06(d).

“Incremental Facility Effective Date” has the meaning assigned to that term in Section 2.06(e).

“Incremental Lender” has the meaning assigned to that term in Section 2.06(c).

“Indebtedness” means, for any Person, all obligations of such Person which in accordance with GAAP should be classified on a balance sheet of such Person as liabilities of such Person, and in any event shall include, without duplication, all (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations as lessee under operating leases which have been recorded as off-balance sheet liabilities, (f) obligations under Hedging Obligations, (g) reimbursement obligations (contingent or otherwise) in respect of outstanding letters of credit, (h) indebtedness of the type referred to in the foregoing clauses (a) through (g) secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or encumbrance on, or security interest in, property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (i) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in the foregoing clauses (a) through (h). For the avoidance of doubt and notwithstanding anything to the contrary set forth above, Permitted Commodity Hedging Obligations and Capital Stock, including Capital Stock having a preferred interest, shall not constitute Indebtedness for purposes of this Agreement.

“Indemnified Taxes” means Taxes and Other Taxes, in each case other than Excluded Taxes.

“Indemnitee” has the meaning assigned to that term in Section 8.05.

“Information” has the meaning assigned to that term in Section 8.15.

“Informational Materials” has the meaning assigned to that term in Section 5.03.

“Interest Period” has the meaning assigned to that term in Section 2.08(b).

“Lenders” has the meaning assigned to that term in the preamble hereto, and, in each case, includes their respective successors and permitted assigns.

“Lending Office” means, as to each Lender, its office located at its address set forth on Schedule I hereof (or identified on Schedule I hereof as its “Domestic Lending Office”) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower and the Administrative Agent, and as to any assignee, the office of the assignee designated as such in its Assignment and Assumption or such other office as the assignee may designate as its Lending Office.

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“LIBOR” means, for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which deposits in Dollars are offered by leading banks in the London interbank deposit market), or the rate which is quoted by such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%); provided that if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, then “LIBOR” shall be a comparable replacement rate determined by the Administrative Agent at such time. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, if LIBOR as determined above would be less than zero, such rate shall be deemed to be zero.

“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR 1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest based on the LIBOR Rate (other than a Base Rate Loan for which interest is determined by reference to LIBOR).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person or any of its Subsidiaries shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” has the meaning assigned to that term in Section 2.01.

“Loan Documents” means this Agreement, the Notes and any other document evidencing, relating to or securing any Loan and any other document or instrument delivered from time to time in connection with this Agreement or the Notes, as such documents and instruments may be amended or supplemented from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries on a consolidated basis, taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents to which the Borrower is a party or (c) the validity or enforceability against the Borrower of this Agreement, any of the other Loan Documents to which the Borrower is a party, or the rights and remedies of the Administrative Agent and the Lenders hereunder or thereunder.

“Maturity Date” means April 26, 2020.

“MNPI” has the meaning assigned to that term in Section 5.03.

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“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” means a “Multiemployer plan”, as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding five (5) years.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires approval of all Lenders or all affected Lenders in accordance with the terms of Section 8.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.

“Note” means any promissory note of the Borrower in favor of a Lender evidencing the Loans made to the Borrower by such Lender and substantially in the form of Exhibit A, as such promissory note may be amended, modified, supplemented or replaced from time to time.

“Notice of Account Designation” has the meaning assigned to that term in Section 2.02(d).

“Notice of Borrowing” has the meaning assigned to that term in Section 2.02(a)(i).

“Notice of Conversion/Continuation” has the meaning assigned to that term in Section 2.10.

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans and (b) all other fees and commissions (including attorney’s fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to any Lender or the Administrative Agent, in each case under or in respect of this Agreement, any Note or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note or any of the other Loan Documents.

“OFAC” has the meaning assigned to that term in Section 4.01(s).

“Other Taxes” means all stamp or documentary taxes or any other excise or property taxes, charges or similar levies imposed or enacted after the date hereof, payable by the Administrative Agent or a Lender, arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, other than taxes owed directly by the Borrower to any Governmental Authority, other than any of the foregoing that constitute Excluded Taxes.

“Parent” means South Jersey Industries, Inc., a New Jersey corporation.

“Participant” has the meaning assigned to that term in Section 8.08(d).

“Participant Register” has the meaning assigned to that term in Section 8.08(d).

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“Patriot Act” has the meaning assigned to that term in Section 8.17.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for the employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of the Borrower or any current or former ERISA Affiliates.

“Permitted Commodity Hedging Obligations” means obligations of the Borrower with respect to commodity agreements or other similar agreements or arrangements entered into in the ordinary course of business designed to protect against, or mitigate risks with respect to, fluctuations of commodity prices to which the Borrower is exposed to in the conduct of its business so long as (a) the management of the Borrower has determined that entering into such agreements or arrangements are bona fide hedging activities which comply with the Borrower’s risk management policies and (b) such agreements or arrangements are not entered into for speculative purposes and are not of a speculative nature.

“Permitted Indebtedness” means any of the following:

(a)       Indebtedness under this Agreement;

(b)       Indebtedness of the Borrower under the First Mortgage Notes existing as of the Closing Date and as identified on Schedule III attached hereto, and subsequent First Mortgage Notes, so long as before and immediately after the incurrence of such Indebtedness, the Borrower is in compliance with Section 5.04;

(c)       Any Indebtedness of the Borrower so long as before and immediately after the incurrence of such Indebtedness, the Borrower is in compliance with Section 5.04; and

(d)       Indebtedness of the Borrower under Hedging Obligations covering a notional amount not to exceed the face amount of outstanding Indebtedness.

“Permitted Investments” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one hundred twenty (120) days from the date of acquisition thereof, (b) commercial paper maturing no more than one hundred twenty (120) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit or money market deposits maturing no more than one hundred twenty (120) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating in the “A” category or better by a nationally recognized rating agency; provided that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such deposit and $10,000,000 for any one such bank, and (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder.

“Permitted Liens” means, with respect to any Person, any of the following:

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(a)       Liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on such Person’s books;

(b)       Liens arising out of deposits in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation;

(c)       Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of such Person’s business, including, without limitation, deposits and pledges of funds securing Permitted Commodity Hedging Obligations;

(d)       Liens imposed by law, such as mechanics’, workers’, materialmen’s, carriers’ or other like liens arising in the ordinary course of such Person’s business which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on such Person’s books;

(e)       Rights of way, zoning restrictions, easements and similar encumbrances affecting such Person’s real property which do not materially interfere with the use of such property;

(f)       Liens securing Permitted Indebtedness of the type described in clause (b) of “Permitted Indebtedness”;

(g)       Liens securing Permitted Indebtedness, of the type described in clause (c) of the definition of “Permitted Indebtedness,” in an aggregate principal amount outstanding not to exceed $20,000,000 at any one time;

(h)       Liens on cash collateral securing letter of credit obligations under the Five-Year Revolving Credit Agreement dated as of August 14, 2017 among the Borrower, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, as amended; and

(i)       Purchase money security interests for the purchase of equipment to be used in the Borrower’s business, encumbering only the equipment so purchased and the proceeds thereof, and which secures only the purchase-money Indebtedness incurred to acquire the equipment so purchased, which Indebtedness qualifies as Permitted Indebtedness.

“Person” means an individual, partnership, corporation (including, without limitation, a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“PNC” has the meaning assigned to that term in the preamble hereto.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent at its main banking office in Pittsburgh, Pennsylvania as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent at its main banking office in Pittsburgh, Pennsylvania as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

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“Private Lenders” means any Lenders that are not Public Lenders.

“Public Lenders” has the meaning assigned to that term in Section 5.03.

“Published Rate” means the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one-month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which deposits of Dollars are offered by leading banks in the London interbank deposit market for a one-month period as published in another publication selected by the Administrative Agent).

“Rating Agency” means S&P and/or Moody’s.

“Register” has the meaning assigned to that term in Section 8.08(c).

“Regulatory Change” means, with respect to any Lender, any change effective after the Closing Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy including but not limited to all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III; provided, however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, shall be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the aggregate unused Commitments at such time and the aggregate outstanding principal amount of Loans at such time; provided that the aggregate outstanding principal amount of Loans and the unused Commitment of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial, Inc., or any successor thereto.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary which meets any of the following conditions:

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(a)       such Person’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of the total assets of such Person and its Consolidated Subsidiaries as of the end of the most recently completed fiscal quarter;

(b)       such Person’s and its other Subsidiaries’ proportionate share (as determined by ownership interests) of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of such Person and its Consolidated Subsidiaries as of the end of the most recently completed fiscal quarter; or

(c)       such Person’s and its other Subsidiaries’ proportionate share (as determined by ownership interests) in the income from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principles of the Subsidiary exceeds 10% of such income of such Person and its Consolidated Subsidiaries for the most recently completed fiscal quarter.

“Solvent” means, with respect to any Person, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

“Subsidiary” means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by said Person (whether directly or through one of more other Subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person’s vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a “Reportable Event” described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430 of the Code or Section 303 of ERISA, or (g) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

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“Type” means a type of Loan, being either a LIBOR Rate Loan or a Base Rate Loan, as applicable.

“Unused Fee” has the meaning assigned to that term in Section 2.03(a).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and the word “through” means “to and including”.

SECTION 1.03 Accounting Terms and Determinations.

(a)                All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 5.03, except as otherwise specifically prescribed herein. Notwithstanding anything to the contrary set forth herein, the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Accordingly, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.

(b)                Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

(c)                Unless otherwise expressly provided herein, (i) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (ii) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

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SECTION 1.04 Terminology.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein,” “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to “Articles,” “Sections,” “Exhibits” and “Schedules” shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, and (j) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.05 Use of Defined Terms.

All terms defined in this Agreement shall have the same meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall otherwise require.

ARTICLE II

TERM LOANS

SECTION 2.01 Term Loans.

Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make term loans (each such loan, a “Loan”), in Dollars, in an aggregate amount not to exceed such Lender’s Commitment, to the Borrower from time to time during the Draw Period, as requested by the Borrower in accordance with the terms of Section 2.02(a). Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Loans shall be disbursed in accordance with Section 2.02(d).

SECTION 2.02 Procedure for Advances of Loans.

(a)                Requests for Borrowing.

(i)                 Base Rate Loans. By no later than 11:00 a.m. (Pittsburgh, Pennsylvania time) on the Business Day of the Borrower’s request for a Borrowing of Base Rate Loans, the Borrower shall submit to the Administrative Agent a written notice in the form attached hereto as Exhibit B (a “Notice of Borrowing”) and otherwise complying in all respects with Section 3.02 hereof, which Notice of Borrowing shall set forth (A) the amount requested, (B) the desire to have such Loans accrue interest at the Base Rate and (C) the requested date of the Borrowing (which shall be a Business Day). A Notice of Borrowing received after 11:00 a.m. (Pittsburgh, Pennsylvania time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each such Notice of Borrowing.

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(ii)               LIBOR Rate Loans. By no later than 11:00 a.m. (Pittsburgh, Pennsylvania time) on the third Business Day prior to the date of the Borrower’s request for a Borrowing of LIBOR Rate Loans, the Borrower shall submit a Notice of Borrowing to the Administrative Agent, which Notice of Borrowing shall otherwise comply in all respects with Section 3.02 hereof and shall set forth (A) the amount requested, (B) the desire to have such Loans accrue interest at the LIBOR Rate, (C) the Interest Period applicable thereto and (D) the requested date of the Borrowing (which shall be a Business Day). A Notice of Borrowing received after 11:00 a.m. (Pittsburgh, Pennsylvania time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each such Notice of Borrowing.

(b)                Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to comprise LIBOR Rate Loans, the Borrower shall indemnify the applicable Lender against any loss, cost or expense incurred by such Lender as a result of any failure of the Borrower to fulfill on or before the date specified in such Notice of Borrowing for such Loans, the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender as part of such Borrowing.

(c)                Each Borrowing shall be in an aggregate principal amount of $5,000,000 or any multiple of $1,000,000 in excess thereof (except that any such Borrowing may be in the aggregate amount of the unused Commitments on such date).

(d)                Disbursement of Loans. Not later than 2:00 p.m. (Pittsburgh, Pennsylvania time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender’s Commitment Percentage multiplied by the Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Borrowing requested pursuant to this Section 2.02(d) in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of Exhibit C hereto (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or such other account as may be designated in writing by the Borrower to the Administrative Agent from time to time. Subject to Section 2.12, the Administrative Agent shall not be obligated to disburse that portion of the proceeds of any Borrowing equal to the amount by which any Lender has not made available to the Administrative Agent its applicable Commitment Percentage of such Borrowing.

SECTION 2.03 Fees.

(a)                The Borrower hereby agrees to pay to the Administrative Agent, for the ratable account of each Lender, an unused fee (the “Unused Fee”) equal to the average daily unused portion of the Aggregate Commitments multiplied by a rate per annum equal to the Applicable Margin. The Unused Fee shall accrue at all times during the Draw Period, including at any time during which one or more of the conditions in Section 3.02 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing December 31, 2018, and on the last day of the Draw Period. The Unused Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

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(b)                The Borrower hereby agrees to pay such other fees as are specified in the Fee Letter.

SECTION 2.04 Reduction of Commitments.

(a)                Voluntary. Upon at least three Business Days’ notice, the Borrower shall have the right to permanently terminate or reduce the unused amount of the Aggregate Commitments at any time or from time to time; provided that each partial reduction shall be in an aggregate amount at least equal to $5,000,000 (or, if less, the total amount of the unused amount of the Aggregate Commitments) and in integral multiples of $1,000,000 in excess thereof.

(b)                Mandatory.

(i)                 The Aggregate Commitments shall be automatically and permanently reduced to zero on the Draw Termination Date.

(ii)               In addition, the Aggregate Commitments shall be automatically and permanently reduced by an amount equal to any Loans repaid or prepaid.

(c)                Application of Commitment Reductions. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Aggregate Commitments under Section 2.04(a) or (b)(i). Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Commitment Percentage. Any reduction in (or termination of) the Aggregate Commitments shall be permanent and may not be reinstated.

SECTION 2.05 Prepayment and Repayment of Loans.

(a)                Voluntary Prepayments. The Borrower may, upon notice to the Administrative Agent, at any time and from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBOR Rate Loans and (B) on the date of prepayment of Base Rate Loans; and (ii) any partial prepayment of shall be in a principal amount of $5,000,000 (or, if less, the total amount of the Loans outstanding) or a whole multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBOR Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Commitment Percentage). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Subject to Section 2.15, each prepayment of the outstanding Loans pursuant to this Section 2.05(a) shall be paid to the Lenders in accordance with their respective Commitment Percentages and shall be applied first to Base Rate Loans until paid in full and second to LIBOR Rate Loans, in direct order of Interest Period maturities until paid in full. Any prepayment of a LIBOR Rate Loan shall be accompanied by all accrued interest through the date of such prepayment on the amount prepaid, together with any additional amounts required pursuant to Section 2.09(e).

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(b)                Repayment. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date, together with accrued interest to the date of such payment on the principal amount repaid.

SECTION 2.06 Incremental Facilities.

(a)                Request for Incremental Facility. Upon notice to the Administrative Agent (which shall promptly notify the Lenders), at any time after the Closing Date, the Borrower may request the additional Borrowing of a new tranche of term loans (each tranche, an “Incremental Facility”); provided that (i) after giving effect to any such additional Borrowing, the aggregate principal amount of Incremental Facilities that have been added pursuant to this Section 2.06 shall not exceed $200,000,000, (ii) any such additional Borrowing shall be in an aggregate principal amount of not less than $25,000,000 or any whole multiple of $1,000,000 in excess thereof (or, in either case, such lesser amount as may be acceptable to the Administrative Agent), and (iii) there shall be no more than three such requested additional Borrowings during the term of this Agreement.

(b)                Ranking and Other Provisions. Each Incremental Facility shall (i) rank pari passu in right of payment and in respect of lien priority as to any collateral with the existing Loans, (ii) not mature earlier than the Maturity Date, (iii) have a weighted average life that is not shorter than the remaining weighted average life of the existing Loans and contain terms as to prepayments no more favorable than the existing Loans and (iv) otherwise be on the same terms as the existing Loans.

(c)                Notices; Lender Elections. Each notice from the Borrower pursuant to this Section 2.06 shall set forth the requested amount and proposed terms of the Incremental Facility. Loans with respect to any Incremental Facility may be made by any existing Lender or by any other bank or financial institution selected by the Borrower that is reasonably acceptable to the Administrative Agent (any such existing Lender or other bank or other financial institution providing such loans, an “Incremental Lender”), in each case on terms permitted in this Section 2.06. At the time of the sending of such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than twenty Business Days from the date of delivery of such notice to the Lenders). No Lender shall be obligated to provide any portion of any Incremental Facility. Each Lender shall notify the Administrative Agent within such time period whether it agrees to provide a portion of such Incremental Facility and, if so, the amount thereof. Any Lender not responding within such time period shall be deemed to have declined to provide any portion of such Incremental Facility. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested Incremental Facility, the Borrower may also invite any other bank or financial institution that is reasonably acceptable to the Administrative Agent to become a Lender thereunder.

(d)                Incremental Facility Amendment. Each Incremental Facility shall become a facility under this Agreement pursuant to an amendment (each, an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Incremental Lender and the Administrative Agent. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to the Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.06 (including, without limitation, to incorporate the loans and commitments under any Incremental Facility into the calculation of the “Required Lenders” and “Commitment Percentages” and provisions related to the sharing of payments, prepayments and voting). Upon execution, the Administrative Agent shall provide a copy of any Incremental Facility Amendment to all Lenders.

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(e)                Effective Date and Allocations. If any Incremental Facility is added in accordance with this Section 2.06, the Administrative Agent and the Borrower shall determine the effective date (each, an “Incremental Facility Effective Date”) and the final allocation thereof. The Administrative Agent shall promptly notify the Borrower, the existing Lenders and the Incremental Lenders of the final allocation of such Incremental Facility and the Incremental Facility Effective Date.

(f)                 Conditions to Effectiveness. The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and each Incremental Lender, be subject to the satisfaction on the Incremental Facility Effective Date of each of the following conditions:

(i)                 the Administrative Agent shall have received on or prior to the Incremental Facility Effective Date each of the following, each dated the applicable Incremental Facility Effective Date and each in form and substance reasonably satisfactory to the Administrative Agent: (A) the applicable Incremental Facility Amendment; (B) a certificate of a duly authorized office of the Borrower dated as of the Incremental Facility Effective Date certifying (1) as to true and correct copies of the resolutions adopted by the board of directors of the Borrower approving or consenting to the Incremental Facility Amendment and the Incremental Facility provided thereby, (2) that all necessary Governmental Approvals with respect to the Incremental Facility Amendment and the Incremental Facility provided thereby have been received and, if applicable, as to true and correct copies thereof and (3) that, before and after giving effect to the Incremental Facility Amendment and the Incremental Facility provided thereby, the representations and warranties are true and correct in all material respects (except for representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Incremental Facility Effective Date, and, on and as of the Incremental Facility Effective Date, no Default or Event of Default exists or will result from the Incremental Facility or from the application of the proceeds thereof; and (C) such opinions of counsel for the Borrower with respect to the Incremental Facility Amendment and the Incremental Facility provided thereby as the Administrative Agent may reasonably request; and

(ii)               there shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including any Person becoming a Lender as part of such Incremental Facility Amendment), as applicable, all fees and expenses (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel) that are due and payable on or before the Incremental Facility Effective Date.

(g)                Conflicting Provisions. This Section 2.06 shall supersede any provisions in Section 8.01 to the contrary.

SECTION 2.07 Evidence of Debt; Notes.

(a)                Evidence of Debt. The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender and by the Administrative Agent on its books; provided that the failure of such Lender or the Administrative Agent to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under any Note with respect of the Loans to be evidenced by such Note, and each such recordation or endorsement shall be conclusive and binding, absent manifest error. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall, in the absence of manifest error, be conclusive evidence of the existence and amounts of the Obligations of the Borrower therein recorded. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

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(b)                Notes. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, and maturity of its Loans and payments with respect thereto.

SECTION 2.08 Interest Rates.

(a)                Interest Rates. Subject to the provisions of this Section, at the election of the Borrower, Loans shall bear interest at (i) the Base Rate plus the Applicable Base Rate Margin or (ii) the LIBOR Rate plus the Applicable LIBOR Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date unless the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 2.09(e)). The Borrower shall select the Type of Loan and Interest Period, if any, applicable to any Borrowing at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 2.10. Any Borrowing as to which the Borrower has not duly specified the Type of Loans in a Notice of Borrowing, or as to which the Borrower has not given a timely Notice of Conversion/Continuation, in each case as provided herein, shall be made as, or Converted to, a Borrowing of Base Rate Loans.

(b)                Interest Periods. As used herein, “Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date of such LIBOR Rate Loan is disbursed or Converted to a LIBOR Rate Loan and ending on the date that is one, two, three or six months thereafter (in each case subject to availability), as the Borrower may select by notice to the Administrative Agent pursuant to Section 2.02(a)(ii) or 2.10; provided, however, that:

(i)                 the Borrower may not select any Interest Period with respect to any Borrowing that ends after the Maturity Date, and in no event shall an Interest Period of any Borrowing extend beyond the Maturity Date;

(ii)               whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(iii)             any Interest Period for a LIBOR Rate Loan which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

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(iv)              no more than eight (8) Interest Periods may be in effect at any time.

(c)                Default Rate. Subject to Section 6.02, immediately upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable LIBOR Margin) then applicable to such LIBOR Rate Loans until the end of the applicable Interest Period and thereafter shall be automatically converted to Base Rate Loans and shall bear interest at a rate equal to two percent (2%) in excess of the rate (including the Applicable Base Rate Margin) then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Base Rate Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

(d)                Interest Payment and Computation. In addition to such other times as may be specified herein, (i) interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing December 31, 2018; and (ii) interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3)-month interval during such Interest Period. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(e)                Payments. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Administrative Agent or the Lenders under this Agreement (or any of them) shall be made not later than 1:00 p.m. (Pittsburgh, Pennsylvania time) on the date specified for payment under this Agreement to the Administrative Agent at the office of the Administrative Agent as set forth in Section 8.02 for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 6.01, but for all other purposes shall be deemed to have been made on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes and any applicable interest or fee shall continue to accrue. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with the amounts then due and payable to such Lender (except as specified below), and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 2.09(e), 2.11, 2.13, 8.05 or 8.06 shall be paid to the Administrative Agent for the account of the applicable Lender. If any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

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(f)                 Maximum Rate. In no contingency or event whatsoever shall the aggregate amount of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall, at the Administrative Agent’s option, promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

SECTION 2.09 Interest Rate Determination; Changed Circumstances.

(a)                Interest Rate Determination. The Administrative Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.08.

(b)                Automatic Conversion. If the Borrower shall fail to (i) select the duration of any Interest Period for any LIBOR Rate Loans in accordance with the provisions of Section 2.08(b), (ii) provide a Notice of Conversion/Continuation with respect to any LIBOR Rate Loans on or prior to 11:00 a.m., Pittsburgh, Pennsylvania time, on the third Business Day prior to the last day of the Interest Period applicable thereto, in the case of a Conversion to LIBOR Rate Loans or (iii) satisfy the conditions set forth in Section 2.10 with respect to a Conversion, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such LIBOR Rate Loans will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Loans.

(c)                Circumstances Affecting LIBOR Rate Availability. If, with respect to any LIBOR Rate Loans (or a conversion to or continuation thereof), (i) the Administrative Agent shall determine (which determination shall be conclusive and binding, absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such LIBOR Rate Loan, (ii) the Required Lenders notify the Administrative Agent or the Administrative Agent shall determine (which determination shall be conclusive and binding, absent manifest error) that reasonable and adequate means do not exist for ascertaining the LIBOR Rate for such Interest Period with respect to such LIBOR Rate Loan or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding, absent manifest error) and notify the Administrative Agent that the LIBOR Rate for any Interest Period for such LIBOR Rate Loans will not adequately reflect the cost to such Required Lenders of making, funding or maintaining such LIBOR Rate Loans for such Interest Period, then the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon:

(i)                 each LIBOR Rate Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Loan, and

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(ii)               the obligation of the Lenders to make, or to Convert Loans into, LIBOR Rate Loans shall be suspended until the Administrative Agent (based on notice from the Required Lenders) shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

(d)                Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or to determine interest by reference to LIBOR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, which notification shall be sent by the Administrative Agent within five Business Days after the Administrative Agent receives written notification from such Lender that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans or Convert any Loan to a LIBOR Rate Loan, and the right of the Borrower to borrow any LIBOR Rate Loan or Convert any Loan to a LIBOR Rate Loan, shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBOR component of the Base Rate, the interest rate on Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR component of the Base Rate. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), Convert all LIBOR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBOR Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans.

(e)                Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to such Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (i) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (ii) due to any failure of the Borrower to borrow or Convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (iii) due to any payment, prepayment or Conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s reasonable discretion, based upon the assumption that such Lender funded its LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct, absent manifest error. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower, the Administrative Agent and the Lenders contained in this Section shall survive the payment in full of the Obligations and the termination of the Aggregate Commitments.

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(f)                 Successor LIBOR Rate Index.

(i)                 If the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that either (A) (1) the circumstances set forth in Section 2.09(c) have arisen and are unlikely to be temporary, or (2) the circumstances set forth in Section 2.09(c) have not arisen but the applicable supervisor or administrator (if any) of the LIBOR Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying the specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans (either such date, a “LIBOR Termination Date”), or (B) a rate other than the LIBOR Rate has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Administrative Agent may (in consultation with the Borrower) choose a replacement index for the LIBOR Rate and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in LIBOR Rate-based interest rate in effect prior to its replacement.

(ii)               The Administrative Agent and the Borrower shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent, for the implementation and administration of the replacement index-based rate. Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 8.01), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. New York City time on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Administrative Agent receives, on or before such tenth (10th) Business Day, a written notice from the Required Lenders stating that such Lenders object to such amendment.

(iii)             Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (A) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a LIBOR Rate-based rate to a replacement index-based rate, and (B) may also reflect adjustments to account for (1) the effects of the transition from the LIBOR Rate to the replacement index and (2) yield- or risk-based differences between the LIBOR Rate and the replacement index.

(iv)              Until an amendment reflecting a new replacement index in accordance with this Section 2.09(f) is effective, each advance, conversion and renewal of a LIBOR Rate Loan will continue to bear interest with reference to the LIBOR Rate; provided however, that if the Administrative Agent determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all Loans as to which the LIBOR Rate would otherwise apply shall automatically be converted to Base Rate Loans until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(v)                Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

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SECTION 2.10 Voluntary Conversion of Loans.

The Borrower may on any Business Day, by delivering an irrevocable Notice of Conversion/Continuation (a “Notice of Conversion/Continuation”) in the form of Exhibit D hereto to the Administrative Agent not later than 11:00 a.m., Pittsburgh, Pennsylvania time, on the third Business Day prior to the date of the proposed Conversion, and subject to the provisions of Section 2.08, Convert Loans of one Type into Loans of the other Type or Convert LIBOR Rate Loans as LIBOR Rate Loans; provided that (a) any Conversion of any LIBOR Rate Loans into Base Rate Loans or as LIBOR Rate Loans shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Loans and (b) each Conversion shall be in an aggregate principal amount of $5,000,000 (or, if less, the total amount of the Loans outstanding) or any multiple of $1,000,000 in excess thereof.

SECTION 2.11 Increased Costs.

(a)                Increased Costs Generally. If any Change in Law shall:

(i)                 impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);

(ii)               subject any Lender to any Tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.13 and the imposition of, or any change in the rate of any Excluded Tax payable by such Lender); or

(iii)             impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender;

and the result of the foregoing shall be in the aggregate to increase the cost to such Lender of making, converting into or maintaining any Loan the interest on which is determined by reference to the LIBOR Rate or the Daily LIBOR Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the Borrower shall promptly pay to any such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower, the Administrative Agent and the Lenders contained in this Section shall survive the payment in full of the Obligations and the termination of the Aggregate Commitments.

(b)                Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower, the Administrative Agent and the Lenders contained in this Section shall survive the payment in full of the Obligations and the termination of the Aggregate Commitments.

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(c)                Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsections (a) or (b) of this Section and delivered to the Borrower shall be conclusive, absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.12 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent.

The obligations of the Lenders under this Agreement to make Loans and to make payments pursuant to Section 8.07(b) are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed date of any Borrowing of LIBOR Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon, Pittsburgh, Pennsylvania time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed date of such Borrowing in accordance with this Agreement and the Administrative Agent may, in reliance upon such assumption, but shall not be required to, make available to the Borrower on such date a corresponding amount. If the Administrative Agent elects to make such amount available to the Borrower on such date, and such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate (or, if such amount is not made available for a period of three (3) Business Days after the borrowing date, the Base Rate) during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 2.12 shall be conclusive, absent manifest error. If such Lender’s Commitment Percentage of such Borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to the Loan hereunder, on demand, from the Borrower. The failure of any Lender to make any Loan or make any payment pursuant to Section 8.07(b) on any date required hereunder shall not relieve such Lender or any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 8.07(b).

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SECTION 2.13 Taxes; Foreign Lenders.

(a)                Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by Applicable Law; provided that if the Borrower shall be required by Applicable Law to deduct any Taxes (including any Other Taxes) from such payments, then (i) the Borrower shall make such deductions, (ii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law and (iii) if such Tax is an Indemnified Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the applicable Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made.

(b)                Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

(c)                Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive, absent manifest error.

(d)                Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), any or all of the following which is applicable:

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(i)                 duly completed copies of Internal Revenue Service Forms W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party and/or allowing for payments to be made without withholding due to the applicability of FATCA,

(ii)               duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)             in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (I) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (II) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (III) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or

(iv)              any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered pursuant to this subsection (e) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

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(f)                 Treatment of Certain Refunds. If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall promptly after the receipt of such refund pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is finally required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

(g)                Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower, the Administrative Agent and the Lenders contained in this Section shall survive the payment in full of the Obligations and the termination of the Aggregate Commitments.

(h)                USA Patriot Act Notice; Compliance. In order for the Administrative Agent to comply with the Patriot Act, prior to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Administrative Agent may request, and such Lender or Participant shall provide to the Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Administrative Agent to comply with federal law.

SECTION 2.14 Mitigation Obligations; Replacement of Lenders.

(a)                Designation of a Different Applicable Lending Office. If any Lender requests compensation under Section 2.11, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, then at the request of the Borrower such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or Section 2.13, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                Replacement of Lenders. If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.14(a) to eliminate amounts payable pursuant to Section 2.11 or Section 2.13, as the case may be, in the future, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.08), all of its interests, rights (other than its rights under Section 2.11, Section 2.13, Section 8.05 and Section 8.06 that may be applicable prior to such assignment) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment provided that such Lender is not a Defaulting Lender at the time of such assignment); provided that:

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(i)                 the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 8.08;

(ii)               such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.09(e) as if such assignment was a payment) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)             in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)              such assignment does not conflict with Applicable Law; and

(v)                in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.15 Defaulting Lenders.

(a)                Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)                 Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 8.01 and in the definition of Required Lenders.

(ii)               Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 8.04 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (B) such Loans were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents thereto.

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(iii)             Unused Fee. Such Defaulting Lender shall not be entitled to receive any Unused Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Unused Fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)                Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Commitment Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)                Termination of Defaulting Lender. The Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than five (5) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.15(a)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent or any Lender may have against such Defaulting Lender.

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ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01 Conditions Precedent to the Effectiveness of this Agreement. The effectiveness of this Agreement and the obligation of the Lenders to make Loans on the Closing Date is subject to the conditions precedent that the Administrative Agent (and the Lenders, if applicable) shall have received on or before the Closing Date, the following, each dated the Closing Date (to the extent applicable or such earlier date as set forth below), in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

(a)                Agreement. Receipt by the Administrative Agent of counterparts of this Agreement, duly executed by the Borrower, the Administrative Agent and the Lenders;

(b)                Secretary’s Certificate. Receipt by the Administrative Agent of (i) a certificate of the secretary or assistant secretary of the Borrower, as applicable, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation and all amendments thereto of the Borrower, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization, (B) that attached thereto is a true and complete copy of the bylaws of the Borrower in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions or consents, as applicable, duly adopted by the board of directors of the Borrower authorizing, as applicable, the execution, delivery and performance of this Agreement and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (D) that the organizational documents of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing attached thereto, and (E) as to the incumbency and specimen signature of each officer of the Borrower executing this Agreement and any other document delivered in connection herewith on its behalf; and (ii) a certificate of another officer as to the incumbency and specimen signature of such secretary or assistant secretary executing the certificate pursuant to (i) above;

(c)                Officer’s Certificate. Receipt by the Administrative Agent of a certificate from the Borrower, executed on its behalf by the president or treasurer of the Borrower, as applicable, in form reasonably satisfactory to the Administrative Agent, to the effect that, as of the Closing Date, all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects (except for representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects); that the Borrower is not aware of any event that would have a Material Adverse Effect on the business or operation as reflected in the Disclosure Documents; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents in any material respect; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the conditions precedent set forth in this Section 3.01;

(d)                Consents. Receipt by the Administrative Agent of a written representation from the Borrower that (i) all governmental, shareholder, member, partner and third party consents and approvals necessary or, in the reasonable opinion of the Administrative Agent, desirable, in connection with the transactions contemplated hereby have been received and are in full force and effect and (ii) no condition or requirement of law exists which could reasonably be likely to restrain, prevent or impose any material adverse condition on the transactions contemplated hereby;

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(e)                Proceedings. Receipt by the Administrative Agent of a certificate from the Borrower certifying that no action, proceeding, investigation, regulation or legislation has been instituted, or, to the Borrower’s knowledge, threatened or proposed before any court, government agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any other Loan Documents or the consummation of the transactions contemplated hereby or thereby or could reasonably be expected to result in any such prohibition or a Material Adverse Effect;

(f)                 Financial Statements. Receipt by the Administrative Agent of the Disclosure Documents, which demonstrate, in the Administrative Agent’s reasonable judgment, together with all other information then available to the Administrative Agent, that the Borrower can repay its debts and satisfy its other obligations as and when they become due, and can comply with the financial covenant contained in this Agreement;

(g)                Good Standing Certificate. Receipt by the Administrative Agent of a certificate of good standing for the Borrower, dated on or no earlier than three days prior to the Closing Date, from the Department of Treasury of the State of New Jersey;

(h)                Fees. Receipt by the Administrative Agent and the Lenders of the fees set forth or referenced in this Agreement and any other accrued and unpaid fees, expenses or commissions due hereunder (including, without limitation, legal fees and expenses of counsel to the Administrative Agent), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges related to the Loan Documents, in each case which are invoiced on or prior to the Closing Date;

(i)                 Notices Required by Section 3.02. To the extent any Loans are to be made on the Closing Date, receipt by the Administrative Agent of a duly completed Notice of Borrowing and Notice of Account Designation (it being understood that if such Loans are to be LIBOR Rate Loans, the Borrower shall deliver the Notice of Borrowing together with a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 2.09(e) to the Administrative Agent by 11:00 a.m. (Pittsburgh, Pennsylvania time) on the third Business Day prior to the Closing Date);

(j)                 Note. If requested by any Lender, a Note, payable to the order of such Lender, duly completed and executed by the Borrower;

(k)                Opinions. Opinions of Cozen O’Connor, counsel to the Borrower, in substantially the form of Exhibit E hereto, and as to such other matters as the Administrative Agent and the Lenders may reasonably request, addressed to the Administrative Agent and the Lenders;

(l)                 Repayment of 2017 Credit Agreement. Evidence that the Term Loan Credit Agreement dated January 26, 2017 among the Borrower, the lenders party thereto and PNC, as administrative agent, has been terminated, and all outstanding obligations thereunder have been paid; and

(m)              Certificate of Beneficial Ownership; USA Patriot Act Diligence. The Administrative Agent and each Lender shall have received, in form and substance reasonably acceptable to the Administrative Agent and each Lender an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

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(n)                Other. Receipt by the Administrative Agent of all other opinions, certificates and instruments in connection with the transactions contemplated by this Agreement reasonably satisfactory in form and substance to the Required Lenders.

SECTION 3.02 Additional Conditions Precedent. The obligation of the Lenders to make Loans, including, without limitation, the making of any Loans on the Closing Date or any date thereafter through the Draw Termination Date, shall be subject to the further conditions precedent that on the date of such Conversion or issuance, as the case may be:

(a)                The Administrative Agent shall have received a Notice of Borrowing signed on behalf of the Borrower by a duly authorized officer of the Borrower, dated such date, stating that:

(i)                 The representations and warranties of the Borrower contained in Section 4.01 of this Agreement are true and correct in all material respects (except for representations and warranties qualified by materiality or referring to Material Adverse Effect, which shall be true and correct in all respects) on and as of the date of the making of such Loan as though made on and as of such date (it being understood for the avoidance of doubt that a representation and warranty made as of a specific date shall be as of such date), both before and after giving effect to the Loan and to the application of the proceeds thereof; provided, however, that for purposes of this Section 3.02 the representation and warranty in Section 4.01(f)(ii) shall only be applicable on the Closing Date and shall not be applicable to any making of a Loan occurring on a date thereafter; and

(ii)               No event has occurred and is continuing, or would result from the making of such Loan, or the application of the proceeds thereof, as the case may be, which constitutes a Default or an Event of Default.

(b)                The Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent may reasonably request.

(c)                Receipt by the Administrative Agent of a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans that are made on or after the Closing Date are to be disbursed.

Unless the Borrower shall have previously advised the Administrative Agent in writing that one or more of the statements contained in clauses (a)(i) through (a)(iii) above are not true and correct, the Borrower shall be deemed to have represented and warranted that, on the date of any Loan the above statements are true.

SECTION 3.03 Reliance on Certificates.

Each of the Lenders and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Borrower as to the names, incumbency, authority and signatures of the respective Persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form reasonably acceptable to the Administrative Agent, from an officer of the Borrower identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of the Borrower thereafter authorized to act on its behalf.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:

(a)                Each of the Borrower and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary, except where such failure would not result in a Material Adverse Effect. Each of the Borrower and its Subsidiaries has all requisite corporate (or other applicable) powers and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b)                The execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party are within the Borrower’s corporate (or other applicable) powers, have been duly authorized by all necessary corporate (or other applicable) action, do not contravene (i) the Borrower’s certificate of incorporation or bylaws, (ii) any law, rule or regulation applicable to the Borrower or (iii) any contractual or legal restriction binding on or affecting the Borrower, and will not result in or require the imposition of any lien or encumbrance on, or security interest in, any property (including, without limitation, accounts or contract rights) of the Borrower, except as provided in this Agreement and any other the Loan Document.

(c)                No Governmental Action is required for the execution or delivery by the Borrower of this Agreement or any other Loan Document to which it is a party or for the performance by the Borrower of its obligations under this Agreement or any other Loan Document to which it is a party other than those which have previously been duly obtained, are in full force and effect, are not subject to any pending or, to the knowledge of the Borrower, threatened appeal or other proceeding seeking reconsideration and as to which all applicable periods of time for review, rehearing or appeal with respect thereto have expired.

(d)                This Agreement and each other Loan Document to which the Borrower is a party is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws of general application affecting rights and remedies of creditors generally.

(e)                Except as disclosed in the Disclosure Documents, there is no pending or, to the Borrower’s knowledge, threatened action or proceeding (including, without limitation, any proceeding relating to or arising out of Environmental Laws) affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that has a reasonable possibility of resulting in a Material Adverse Effect.

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(f)

(i)                 The audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, as at December 31, 2017, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to the Administrative Agent and each Lender, fairly present in all material respects the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied.

(ii)               Since December 31, 2017, there has been no Material Adverse Effect, or material adverse change in the facts and information regarding the Borrower or any of its Consolidated Subsidiaries as represented to the Closing Date.

(g)                The making of Loans and the use of the proceeds thereof will comply with all provisions of Applicable Law in all material respects.

(h)                Neither the Borrower nor any Subsidiary of the Borrower is an “investment company” or a company ”controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(i)                 [Reserved].

(j)                 Neither the Borrower nor its Subsidiaries is engaged in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used to buy or carry any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock.

(k)                Compliance with ERISA as follows:

(i)                 The Borrower and each ERISA Affiliate are in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired or, if the remedial amendment period has expired, where a determination letter submission was timely made. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

(ii)               Except where failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, no Pension Plan has been terminated, nor has any unpaid minimum required contributions (as defined in Section 430 of the Code) (without regard to any waiver granted under Section 430 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 430 of the Code, Section 303 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 430 of the Code or Section 303 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

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(iii)             Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code; (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; or (C) failed to make a required contribution or payment to a Multiemployer Plan;

(iv)              No Termination Event has occurred or is reasonably expected to occur; and

(v)                Except where the failure of any of the following representations to be correct could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the knowledge of the Borrower, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

(l)                 The Borrower and its Subsidiaries have filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, except to the extent that the Borrower or any such Subsidiary is diligently contesting any such taxes in good faith and by appropriate proceedings, and for which adequate reserves for payment thereof have been established.

(m)              No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or a Subsidiary thereof under any material agreement or contract, judgment, decree or order by which the Borrower or any of its respective properties may be bound or which would require the Borrower or a Subsidiary thereof to make any payment thereunder prior to the scheduled maturity date therefor, where such default could reasonably be expected to result in a Material Adverse Effect.

(n)                As of the Closing Date, the Borrower will be Solvent.

(o)                As of the Closing Date, the capitalization of the Borrower and its direct parent company consists of the Capital Stock, issued and outstanding, of such classes and series, with or without par value, described on Schedule II hereto, and all such outstanding Capital Stock has been duly authorized and validly issued and are fully paid and nonassessable. As of the Closing Date, the Borrower has no Subsidiaries. As of the Closing Date, except as set forth in the Disclosure Documents, there are no outstanding warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of, Capital Stock of the Borrower or are otherwise exercisable by any Person.

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(p)                The Borrower and each Subsidiary of the Borrower has good and marketable title to all material assets and other property purported to be owned by it.

(q)                None of the properties or assets of the Borrower or any Subsidiary is subject to any Lien, except Permitted Liens and Liens permitted by Section 5.02(c).

(r)                 All written information, reports and other papers and data produced by or on behalf of the Borrower and furnished to the Administrative Agent and the Lenders in connection with the matters covered by this Agreement were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or written statement made to the Administrative Agent or the Lenders by the Borrower in connection with the negotiation, preparation or execution of this Agreement or any other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading.

(s)                 None of the Borrower, any Subsidiary, or any Affiliate of the Borrower: (i) is a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a Person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or Person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or Person; and none of the proceeds from any Loan will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or Person.

(t)                 Except as disclosed in the Disclosure Documents or to the extent that the resulting violation or liability would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, all properties now or in the past owned, leased or operated by the Borrower and each Subsidiary thereof now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws.

(u)                Except as disclosed in the Disclosure Documents or to the extent that the resulting violation or liability would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, to the knowledge of the Borrower and its Subsidiaries, the Borrower and each Subsidiary thereof and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof.

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(v)                Except as disclosed in the Disclosure Documents or to the extent that the resulting violation or liability would not reasonably be expected to result individually or in the aggregate, in a Material Adverse Effect, neither the Borrower nor any Subsidiary thereof has received any written or verbal notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does the Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened.

(w)              Except as disclosed in the Disclosure Documents or to the extent that the resulting violation or liability would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, to the knowledge of the Borrower and its Subsidiaries, Hazardous Materials have not been disposed of, on or transported to or from the properties now or in the past owned, leased or operated by the Borrower or any Subsidiary thereof in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws.

(x)                Except as disclosed in the Disclosure Documents or to the extent that the resulting violation or liability would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, no judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary thereof or such properties or such operations that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)                Except as disclosed in the Disclosure Documents or to the extent that the resulting violation or liability would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, there has been no release, or to the Borrower’s knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

(z)                Each of the Borrower, its Subsidiaries and, to the knowledge of the Borrower, each director, officer, employee, agent and Affiliate of the Borrower or any Subsidiary thereof, is in compliance with Anti-Corruption Laws. None of the proceeds from any Loan have been used, directly or indirectly, by the Borrower, any Subsidiary or, to the knowledge of the Borrower, any of their respective directors, officers, employees, agents or Affiliates in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

(aa)             The Borrower is not an EEA Financial Institution.

(bb)            The Certificate of Beneficial Ownership executed and delivered to the Administrative Agent and the Lenders for the Borrower on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered. The Borrower acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Loan Documents.

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ARTICLE V

COVENANTS

SECTION 5.01 Affirmative Covenants.

Until the Obligations have been paid and satisfied in full and the Aggregate Commitments terminated, the Borrower will, and will cause each of its Subsidiaries to, unless the Required Lenders shall otherwise consent in writing:

(a)                Preservation of Existence, Etc. Preserve and maintain its corporate or company, as applicable, existence, material rights (statutory and otherwise) and franchises, and take such other action as may be necessary or advisable to preserve and maintain its right to conduct its business in the states where it shall be conducting its business, except where failure to do so does not result in, or could not reasonably be expected to have, a Material Adverse Effect.

(b)                Maintenance of Properties, Etc. Maintain good and marketable title to all of its properties which are used or useful in the conduct of its business, and preserve, maintain, develop and operate, and cause each of its Subsidiaries to preserve, maintain, develop and operate, in substantial conformity with all laws and material contractual obligations, all such properties in good working order and condition, ordinary wear and tear excepted, except where such failure would not result in a Material Adverse Effect.

(c)                Ownership. Cause the Parent to own, directly or indirectly, at all times, 100% of the Capital Stock having voting rights of the Borrower.

(d)                Compliance with Material Contractual Obligations, Laws, Etc. Comply with the requirements of all material contractual obligations and all applicable laws, rules, regulations and orders, the failure to comply with which could reasonably be expected to result in a Material Adverse Effect, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent diligently contested in good faith and by appropriate proceedings and for which adequate reserves for the payment thereof have been established, and complying with the requirements of all applicable Environmental Laws, and other health and safety matters.

(e)                Insurance. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or similar businesses and similarly situated.

(f)                 Visitation Rights; Keeping of Books. At any reasonable time and from time to time, upon reasonable advance notice, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their respective officers or directors and with their respective independent certified public accountants and keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and liabilities of the Borrower in accordance with GAAP, consistent with the procedures applied in the preparation of the financial statements referred to in Section 4.01(f)(i) hereof.

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(g)                Transactions with Affiliates. Conduct all transactions otherwise permitted under this Agreement with any of its Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

(h)                Use of Proceeds. Use the proceeds of the Loans solely for the following purposes: (i) general corporate purposes including, without limitation, the repayment of debt or financing of capital expenditures and (ii) for working capital of the Borrower, its Subsidiaries or its Affiliates.

(i)                 Loan Documents. Perform and comply in all material respects with each of the provisions of each Loan Document to which it is a party.

(j)                 Risk Management. Perform and comply in all material respects with any risk management policies developed by the Borrower, including such policies, if applicable, related to (i) the retail and wholesale inventory distribution and trading procedures and (ii) dollar and volume limits.

(k)                OFAC Compliance. Comply with any obligations that it may have under the Patriot Act, all laws and executive orders administered by OFAC and all regulations promulgated and executive orders having the force of law issued pursuant thereto, as amended or supplemented from time to time (collectively, “AML and Anti-Terrorist Acts”). In the event that the Borrower becomes aware that it is not in compliance with any applicable AML and Anti-Terrorist Acts, the Borrower shall notify the Administrative Agent and diligently take all actions required thereunder to become compliant.

(l)                 Further Assurances. At the expense of the Borrower, promptly execute and deliver, or cause to be promptly executed and delivered, all further instruments and documents, and take and cause to be taken all further actions, that may be reasonably necessary or that the Required Lenders through the Administrative Agent may reasonably request, to enable the Lenders and the Administrative Agent to lawfully enforce the terms and provisions of this Agreement and the other Loan Documents and to exercise their rights and remedies hereunder and thereunder. In addition, the Borrower will use all reasonable efforts to duly obtain Governmental Actions required from time to time on or prior to such date as the same may become legally required, and thereafter to maintain all such Governmental Actions in full force and effect, except where such failure would not result in a Material Adverse Effect.

(m)              Compliance with ERISA. (i) Except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) comply with applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (B) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (C) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (D) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (ii) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

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(n)                Environmental Notices. The Borrower shall furnish to the Administrative Agent, on behalf of the Lenders, prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting its properties or, to the extent the Borrower has actual notice thereof, any adjacent property, and all facts, events or conditions that could lead to any of the foregoing; provided that the Borrower shall not be required to give such notice unless it reasonably believes that any of the foregoing, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(o)                Environmental Matters. Except where it would not reasonably be expected to have a Material Adverse Effect, the Borrower will not use, produce, manufacture, process, generate, store, dispose of, manage at, or ship or transport to or from its properties any Hazardous Materials other than as disclosed to the Lenders in writing at or prior to the Closing Date except for (i) Hazardous Materials used, produced, manufactured, processed, generated, stored, disposed of or managed in the ordinary course of business in material compliance with all applicable Environmental Requirements or (ii) other Hazardous Materials the unlawful handling, discharge or disposal of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(p)                Environmental Release. Upon becoming aware of the occurrence of an Environmental Release that would reasonably be expected to have a Material Adverse Effect, promptly investigate the extent thereof, and comply in all material respects with all applicable Federal, state and local statutes, rules, regulations, orders and other provisions of law relating to Hazardous Materials, air emissions, water discharge, noise emission and liquid disposal, and other environmental, health and safety matters, other than those the noncompliance with which would not have a Material Adverse Effect.

(q)                Compliance with Anti-Corruption Laws. Conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to promote and achieve compliance with all Anti-Corruption Laws.

(r)                 Certificate of Beneficial Ownership and Other Additional Information. Provide to the Administrative Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and the Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance reasonably acceptable to the Administrative Agent and each Lender, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with Applicable Laws (including without limitation the Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.

SECTION 5.02 Negative Covenants.

Until all of the Obligations have been paid and satisfied in full and the Aggregate Commitments terminated, the Borrower will not, and will not cause or permit any of its Subsidiaries to, without the written consent of the Required Lenders:

(a)                Liens, Etc. Except as permitted by Section 5.02(c), create, incur, assume or suffer to exist any Lien other than Permitted Liens.

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(b)                Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except for Permitted Indebtedness.

(c)                Obligation to Ratably Secure. Except as permitted by Section 5.02(a), create, incur, assume or suffer to exist any Lien other than a Permitted Lien, in each case to secure or provide for the payment of Indebtedness, unless, on or prior to the date thereof, the Borrower shall have (i) pursuant to documentation reasonably satisfactory to the Administrative Agent and the Required Lenders, equally and ratably secured the Obligations of the Borrower under this Agreement by a Lien acceptable to the Administrative Agent and Required Lenders, and (ii) caused the creditor or creditors, as the case may be, in respect of such Indebtedness to have entered into an intercreditor agreement in form, scope and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

(d)                Mergers, Etc. Merge or consolidate with or into any Person, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into, any other Subsidiary of the Borrower and (ii) any Subsidiary of the Borrower may merge or consolidate with and into the Borrower; provided that the Borrower is the surviving corporation; provided, further, that in each case, immediately after giving effect to such proposed transaction, no Event of Default or Default would exist.

(e)                Sale of Assets, Etc. Sell, transfer, lease, assign or otherwise convey or dispose of assets (whether now owned or hereafter acquired), except for (i) dispositions of capital assets in the ordinary course of business as presently conducted and (ii) other dispositions by the Borrower and its Consolidated Subsidiaries; provided that at the time of such disposition, the aggregate book value of all assets disposed of in reliance on this subclause (ii) (after giving effect to such disposition) after the Closing Date shall not exceed an amount equal to 10% of Consolidated assets of the Borrower and its Consolidated Subsidiaries as of the most recently ended fiscal quarter or fiscal year, as applicable.

(f)                 Restricted Investments. Other than in the ordinary course of business (i) make or permit to exist any loans or advances to, or any other investment in, any Person except for investments in Permitted Investments, or (ii) acquire any assets or property of any other Person.

(g)                New Business. Permit the Borrower or any of its Subsidiaries to enter into any business, in any material respect, which is not similar or reasonably related to that existing on the Closing Date.

(h)                Distributions. Pay any dividends on or make any other distributions in respect of any Capital Stock or redeem or otherwise acquire any such Capital Stock without in each instance obtaining the prior written consent of the Required Lenders; provided that (i) any Subsidiary of the Borrower may pay regularly scheduled dividends or make other distributions to the Borrower; (ii) if no Default or Event of Default exists or would result therefrom, the Borrower may pay distributions or dividends in either cash or Capital Stock of the Borrower or may redeem or otherwise acquire its Capital Stock, and (iii) the Borrower may cause (A) the redemption of its Capital Stock having a preferred interest or (B) the acquisition of Capital Stock having a preferred interest of any trust created by the Borrower solely for the purpose of issuing preferred equity interests, the proceeds of which will be used by such trust to fund loans to the Borrower, only if, in each case, (I) such redemption or acquisition is effected by the proceeds of Capital Stock issued by the Parent, or (II) such redemption or acquisition is effected with proceeds from Permitted Indebtedness; provided that before and after such redemption or acquisition as described in (I) and (II) above, no Default or Event of Default has occurred and is continuing.

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(i)                 Constituent Documents, Etc. Change in any material respect the nature of its certificate of incorporation, bylaws, or other similar documents, or accounting policies or accounting practices (except as required or permitted by the Financial Accounting Standards Board or GAAP).

(j)                 Fiscal Year. Change its fiscal year.

(k)                Use of Proceeds.

(i)                 Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to buy or carry margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of buying or carrying margin stock or to refund indebtedness originally incurred for such purpose.

(ii)               Use the proceeds of any Loan, whether directly or indirectly, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.

SECTION 5.03 Reporting Requirements.

Until all of the Obligations have been paid and satisfied in full and the Aggregate Commitments terminated, the Borrower will, unless the Required Lenders shall otherwise consent in writing, provide to the Administrative Agent:

(a)                as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified on behalf of the Borrower by the chief executive officer, the president, the chief financial officer or the treasurer of the Borrower as fairly presenting in all material respects the financial condition of the Borrower and its Consolidated Subsidiaries as at such date and the results of operations of the Borrower and its Consolidated Subsidiaries for the periods ended on such date, except for normal year-end adjustments, all in accordance with GAAP consistently applied (for purposes hereof delivery of the Borrower’s appropriately completed Form 10-Q will be sufficient in lieu of delivery of such consolidated and consolidating balance sheet and consolidated and consolidating statements of income, retained earnings and cash flows), together with a Compliance Certificate, in the form of Exhibit G, of the Borrower, signed on its behalf by the chief executive officer, the president, the chief financial officer or the treasurer of the Borrower (i) demonstrating and certifying compliance by the Borrower with the covenant set forth in Section 5.04 and (ii) stating that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower has taken and proposes to take with respect thereto;

(b)                as soon as available and in any event within one hundred five (105) days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its Consolidated Subsidiaries, containing consolidated and consolidating financial statements for such year certified by, and accompanied by an unqualified opinion of, independent public accountants reasonably acceptable to the Administrative Agent (for purposes hereof, delivery of the Borrower’s appropriately completed Form 10-K will be sufficient in lieu of delivery of such financial statements), together with a Compliance Certificate, in the form of Exhibit G, of the Borrower, signed on its behalf by the chief executive officer, the president, the chief financial officer or the treasurer of the Borrower (i) demonstrating and certifying compliance by the Borrower with the covenant set forth in Section 5.04 and (ii) stating that no Event of Default or Default has occurred and is continuing or, if an Event of Default or Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower has taken and proposes to take with respect thereto;

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(c)                as soon as possible and in any event within five (5) days after the occurrence of each Event of Default and each Default known to the Borrower, a statement of the chief financial officer or treasurer of the Borrower setting forth details of such Event of Default or Default and the action which the Borrower has taken and proposes to take with respect thereto;

(d)                upon the Borrower obtaining knowledge of the following, the Borrower will give written notice to the Administrative Agent promptly (and in any event within ten Business Days) of any of the following: (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability in the amount of at least $1,000,000 pursuant to Section 4202 of ERISA and (iv) the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

(e)                as soon as possible and in any event within five (5) days after the Borrower becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events (i) of the type described in Section 4.01(e) or (ii) for which the Administrative Agent or the Lenders will be entitled to indemnity under Section 8.05;

(f)                 as soon as possible and in any event within five (5) days after the sending or filing thereof, copies of all material reports that the Borrower sends to any of its security holders, and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

(g)                as soon as possible and in any event within five (5) days after requested, such other information respecting the business, properties, assets, liabilities (actual or contingent), results of operations, prospects, condition or operations, financial or otherwise, of the Borrower or any Subsidiary thereof as any Lender through the Administrative Agent may from time to time reasonably request;

(h)                from time to time and promptly upon each request, information with respect to the Borrower as a Lender may reasonably request in order to comply with the Patriot Act; and

(i)                 promptly, upon knowledge of any change in the Debt Rating, a certificate stating that the Debt Rating has changed with evidence of the new Debt Rating;

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Information required to be delivered pursuant to this Section 5.03 shall be deemed to have been delivered if such information shall have been posted by the Borrower on an Intralinks, SyndTrak or similar site to which the Administrative Agent has been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov and the Borrower shall have notified the Administrative Agent of the availability of all Form 10-Q and Form 10-K reports; provided that, if requested by the Administrative Agent or any Lender, the Borrower shall deliver a paper copy of such information to the Administrative Agent or such Lender. Information required to be delivered pursuant to this Section 5.03 may also be delivered by electronic communications pursuant to procedures reasonably approved by the Administrative Agent.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder that have been approved by the Borrower in writing including via electronic transmission (collectively, “Informational Materials”) by posting the Informational Materials on Intralinks, SyndTrak or other similar electronic means and (b) certain prospective Lenders (“Public Lenders”) may not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Borrower or its Affiliates or any of their respective securities, and who may be engaged in investment and other market-related activities with respect to such entities’ securities. Lenders will assume that all Informational Materials, other than publicly available Informational Materials filed pursuant to the Exchange Act or posted on Borrower’s website, include MNPI. The Borrower hereby agrees that in the event any Informational Materials will not contain MNPI, Borrower will notify Administrative Agent in writing (except with respect to Informational Materials filed pursuant to the Exchange Act, or posted on Borrower’s website, which shall be deemed public) and the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Informational Materials as not containing any MNPI (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Informational Materials constitute Information, such Information shall be treated as set forth in Section 8.15 hereof). Before distribution of any Informational Materials (x) to prospective Private Lenders, the Borrower shall provide the Administrative Agent with written authorization (including email) authorizing the dissemination of the Informational Materials and (y) to prospective Public Lenders, the Borrower shall provide the Administrative Agent with written authorization (including email) authorizing the dissemination of the Informational Materials and confirming, to the Borrower’s knowledge, the absence of MNPI therefrom.

SECTION 5.04 Financial Covenant. Until all of the Obligations have been paid and satisfied in full and the Aggregate Commitments terminated, the Borrower will, unless the Required Lenders shall otherwise consent in writing, maintain at the end of each fiscal quarter a ratio of Indebtedness of the Borrower and its Subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.70 to 1.0.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01 Events of Default.

Each of the following events should they occur shall constitute an “Event of Default”:

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(a)                The Borrower shall fail to pay (i) any amount of principal on any Loan when the same becomes due and payable hereunder or (ii) any interest, fees or other amount payable hereunder within five (5) Business Days of when the same becomes due and payable hereunder; or

(b)                Any representation or warranty made by or on behalf of the Borrower in this Agreement or any other Loan Document or by or on behalf of the Borrower (or any of its officers) in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

(c)                The Borrower shall fail (i) to perform or observe any term, covenant or agreement contained in Section 5.01(a), (c), (e), (g), (h), (i), (j) or (q), Section 5.02(a), (b), (c), (d), (e), (f), (g), (h), (j) or (k), Section 5.03 or Section 5.04, or (ii) to perform or observe any other term, covenant or agreement contained in this Agreement (other than obligations specifically set forth elsewhere in this Section 6.01) on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement, shall remain unremedied for thirty (30) days after written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(d)                The Borrower or any Significant Subsidiary thereof shall fail to pay any principal of or premium or interest on any Indebtedness (other than Indebtedness incurred under this Agreement) thereof in the aggregate (for all such Persons) in excess of $25,000,000, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(e)                The Borrower or any Significant Subsidiary thereof shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Borrower or a Significant Subsidiary thereof seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days, any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur or the Borrower or a Significant Subsidiary thereof shall consent to or acquiesce in any such proceeding; or the Borrower or a Significant Subsidiary thereof shall take any corporate action to authorize any of the foregoing actions described in this subsection (e); or

(f)                 Any judgments or orders for the payment of money in excess of $25,000,000 (in the aggregate for all such Persons) shall be rendered against the Borrower or any Significant Subsidiary thereof and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

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(g)                The obligations of the Borrower under this Agreement or any other Loan Document shall become unenforceable, or the Borrower, or any court or governmental or regulatory body having jurisdiction over the Borrower, shall so assert in writing or the Borrower or any of its Affiliates shall contest in any manner the validity or enforceability thereof; or

(h)                The occurrence of a Termination Event; or

(i)                 Any Governmental Approval shall be rescinded, revoked, otherwise terminated, or amended or modified in any manner which is materially adverse to the interests of the Lenders and the Administrative Agent; or

(j)                 A Change in Control shall occur.

SECTION 6.02 Upon an Event of Default.

Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, (a) declare the principal of and interest on the Loans and the other Obligations (except for Hedging Obligations, which shall be governed by the terms and conditions of the documents controlling such obligations) at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement to the contrary notwithstanding, and (b) terminate the Aggregate Commitments and any right of the Borrower to request Loans hereunder; provided that upon the occurrence of an Event of Default specified in Section 6.01(e), the Aggregate Commitments shall be automatically terminated and all Obligations (except for Hedging Obligations, which shall be governed by the terms and conditions of the documents controlling such obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

SECTION 6.03 Application of Funds.

After the exercise of remedies provided for in Section 6.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 6.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.15, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Sections 2.09(e), 2.11 and 2.13) payable to the Administrative Agent in its capacity as such;

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Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including reasonable fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Sections 2.09(e), 2.11 and 2.13), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

SECTION 6.04 Rights and Remedies Cumulative; Non-Waiver; Etc.

The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive, and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Default or Event of Default.

ARTICLE VII

THE ADMINISTRATIVE AGENT

SECTION 7.01 Appointment and Authority.

Each of the Lenders hereby irrevocably designates and appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

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SECTION 7.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 7.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)                shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)                shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c)                shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower or a Lender.

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The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 7.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 7.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the facilities created under this Agreement as well as activities as Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 7.06 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be (a) a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and (b) a U.S. Person within the meaning of the Code. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (other than any rights to indemnity payments owed to the retiring (or retired) Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 8.05, 8.06 and 8.07 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

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SECTION 7.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 7.08 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book runners, lead arrangers, or co-arrangers listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

SECTION 7.09 No Reliance on Administrative Agent’s Customer Identification Program.

Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other AML and Anti-Terrorist Acts, including any programs involving any of the following items relating to or in connection with any of the Borrower, its Subsidiaries or Affiliates or their respective agents, the Loan Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures; (b) any recordkeeping; (c) comparisons with government lists; (d) customer notices; or (e) other procedures required under the CIP Regulations or such other AML and Anti-Terrorist Acts.

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ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such waiver and no such amendment, supplement or modification shall (a) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, (b) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to the second proviso to this Section 8.01) any interest, fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (except that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate), (c) extend or increase the amount of any Lender’s Commitment (or reinstate any Commitment terminated pursuant to Section 6.02) without the written consent of such Lender, (d) postpone the Draw Termination Date without the written consent of all of the Lenders, (e) amend, modify or waive any provision of this Section 8.01 or Section 8.08(d) or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, in each case without the written consent of all the Lenders, (f) change Section 6.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of all of the Lenders, (g) amend, modify or waive any provision of Article VII or otherwise affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document without the written consent of the Administrative Agent or (h) waive, modify or eliminate any of the conditions precedent specified in Article III, in each case without the written consent of all the Lenders; provided, further that the Fee Letter may be amended, or rights and privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

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SECTION 8.02 Notices, Etc.

Except as provided in the last paragraph of this Section 8.02, all notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, as follows:

The Borrower:

South Jersey Gas Company

1 South Jersey Plaza

Folsom, New Jersey 08037

Attention: Ann T. Anthony

Telecopy No.: (609) 561-8225

With a copy to:

Cozen O’Connor

One Liberty Place

1650 Market Street

Suite 2800

Philadelphia, Pennsylvania 19103

Attention: Richard J. Busis, Esq.

Telecopy No.: (215) 665-2013

The Administrative Agent:

PNC Bank, National Association

as Administrative Agent

Mail Stop: P7-PFSC-05-W

Address: 500 First Avenue

Pittsburgh, PA 15219

Attention: Trina Barkley

Telecopy No.: (412) 705-2006

With a copy to:

Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention: Agency Services
Telecopy: (412) 762-8672

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and if to any Lender, at its address or telecopy number set forth on Schedule I hereto; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in the following paragraph, shall be effective as provided in such paragraph.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including email and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor.

SECTION 8.03 No Waiver; Remedies.

No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04 Set-off; Sharing of Payments by Lenders.

(a)                Set-off. If an Event of Default shall have occurred and be continuing, the Administrative Agent, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Administrative Agent, such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to the Administrative Agent, such Lender or any such Affiliate, irrespective of whether or not the Administrative Agent, such Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of the Administrative Agent, such Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

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(b)                Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)                 if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)               the provisions of this subsection (b) shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

SECTION 8.05 Indemnification.

The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), damages, liabilities and related reasonable out-of-pocket expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (b) any Loan or the use or proposed use of the proceeds therefrom, (c) any actual or alleged presence or release of Hazardous Materials (including any Environmental Release) on or from any property owned or operated by the Borrower or any Subsidiary thereof, or any Environmental Claim related in any way to the Borrower or any Subsidiary, (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (e) any claim (including, without limitation, any Environmental Claims or civil penalties or fines assessed by the U.S. Department of the Treasury’s Office of Foreign Assets Control), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of an Indemnitee or (ii) result from a claim brought by the Borrower or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. An Indemnitee shall not, without the prior written consent of the Borrower (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened claim, litigation, investigation or proceeding in respect of which indemnity is sought under this Section 8.05 by such Indemnitee unless such settlement (x) does not require the Borrower to make any payments or assume any liabilities (including related to any claims for indemnification under this Agreement), (y) includes an unconditional release of the Borrower in form and substance reasonably satisfactory to the Borrower from all liability on claims that are the subject matter of such claim, litigation, investigation or proceeding and (z) does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of the Borrower.

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Nothing in this Section 8.05 is intended to limit the Borrower’s obligations contained in Article II. Without prejudice to the survival of any other obligation of the Borrower hereunder, the indemnities and obligations of the Borrower contained in this Section 8.05 shall survive the payment in full of amounts payable pursuant to Article II and the termination of the Aggregate Commitments.

SECTION 8.06 Costs, Expenses and Taxes.

The Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, issuance, delivery, filing, recording, and administration of this Agreement, the Loans and any other documents which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent incurred in connection with the preparation and negotiation of this Agreement, the Loans and any document delivered in connection therewith and all reasonable costs and expenses incurred by the Administrative Agent (and, in the case of clause (c) or (d) below, any Lender) (including reasonable fees and out of pocket expenses of counsel) in connection with (a) with the use of Intralinks Inc., SyndTrak or other similar information transmission systems in connection with the Loan Documents, (b) the transfer, drawing upon, change in terms, maintenance, renewal or cancellation of this Agreement and the Loans, (c) any and all amounts which the Administrative Agent or any Lender has paid relative to the Administrative Agent’s or such Lender’s curing of any Event of Default resulting from the acts or omissions of the Borrower under this Agreement or any other Loan Document, (d) the enforcement of, or protection of rights under, this Agreement or any other Loan Document (whether through negotiations, legal proceedings or otherwise) or (e) any waivers or consents or amendments to or in respect of this Agreement, the other Loan Documents or the Loans requested by the Borrower. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Loans or any of such other documents, and agree to save the Administrative Agent and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

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Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of the Obligations and the termination of the Aggregate Commitments.

SECTION 8.07 Waiver of Consequential Damages; Reimbursement by Lenders.

(a)                Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, and no Indemnitee shall assert, and each Indemnitee hereby waives, any claim against the Borrower, in each case on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(b)                Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 8.05 or 8.06 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any such Related Party acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. All amounts due under this Section 8.07(b) shall be payable not later than ten (10) days after demand therefor.

(c)                Survival. The agreements and obligations of the Borrower and the Lenders contained in this Section 8.07 shall survive the payment in full of the Obligations and the termination of the Aggregate Commitments.

SECTION 8.08 Benefit of Agreement.

(a)                Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (d) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)                Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                 Minimum Amounts.

(A)	in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)	in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day;

(ii)               Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

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(iii)             Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)	the consent of the Borrower (such consent not to be unreasonably withheld) shall be required unless (I) an Event of Default has occurred and is continuing at the time of such assignment or (II) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and
(B)	the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv)              Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment (provided that only one such fee will be payable in connection with simultaneous assignments to two or more Approved Funds by a Lender), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)              No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)            Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this subsection, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.09, 2.11, 2.13, 2.14, 8.05 and 8.06 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Pittsburgh, Pennsylvania, a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)                Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.07(b) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 8.01 that directly affects such Participant and could not be effected by a vote of the Required Lenders. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09, 2.11 and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(e) (it being understood that the documentation required under Section 2.13(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 8.08(b); provided that such Participant (A) agrees to be subject to the provisions of Section 2.14(b) and Section 2.14(a) as if it were an assignee under Section 8.08(b); and (B) shall not be entitled to receive any greater payment under Section 2.09 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.14(b) and Section 2.14(a) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.04(a) as though it were a Lender; provided that such Participant agrees to be subject to Section 8.04(b) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(e)                Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 8.09 Severability.

Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

SECTION 8.10 Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 8.11 Headings.

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

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SECTION 8.12 Submission to Jurisdiction; Waivers.

The Borrower hereby irrevocably and unconditionally:

(a)                submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 8.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d)                agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

This Section 8.12 shall not be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto.

SECTION 8.13 Acknowledgments. The Borrower hereby acknowledges:

(a)                it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)                neither the Administrative Agent nor any Lender has a fiduciary relationship to the Borrower, and the relationship between the Administrative Agent and any Lender, on the one hand, and the Borrower on the other hand, is solely that of debtor and creditor; and

(c)                no joint venture exists between the Borrower and the Administrative Agent or any Lender.

SECTION 8.14 Waivers of Jury Trial.

To the fullest extent permitted by Applicable Law, each of the Borrower, the Administrative Agent and the Lenders hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or any other Loan Document and for any counterclaim therein. This Section 8.14 shall not be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto.

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SECTION 8.15 Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below) and use it only for purposes of this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, or for any other reason relating to this Agreement, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives for the purpose of evaluating, negotiating or entering into transactions contemplated hereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower and such source is not known by the Person receiving such Information to be in violation of this Section 8.15 or (j) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or Affiliates. “Information” means all information received from or on behalf of the Borrower or any Subsidiary thereof relating to the Borrower or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis without breach of this Section 8.15 prior to disclosure by the Borrower or any Subsidiary thereof; provided that, in the case of information received from the Borrower or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent, the Lenders and Participants shall promptly notify the Borrower of its receipt of any subpoena or similar process or authority, unless prohibited therefrom by the issuing Person.

SECTION 8.16 Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

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SECTION 8.17 USA Patriot Act Notice.

Each of the Lenders that is subject to the USA Patriot Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001) (the “Patriot Act”) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

SECTION 8.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)                the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                 a reduction in full or in part or cancellation of any such liability;

(ii)               a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)             the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

SOUTH JERSEY GAS COMPANY

By:  /s/ Ann T. Anthony

Name:  Ann T. Anthony

Title: Treasurer

ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent

By:  /s/ Thomas Redmond

Name:  Thomas Redmond

Title: Managing Director

LENDERS:

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:  /s/ Thomas Redmond

Name:  Thomas Redmond

Title: Managing Director

CITIZENS BANK OF PENNSYLVANIA,
as a Lender

By:  /s/ Hassan Shakeel

Name:  Hassan Shakeel

Title: Vice President, Porfolio Management

BANK OF AMERICA, N.A., as a Lender

By:  /s/ Richard R. Powell

Name:  Richard R. Powell

Title: Senior Vice President

TD BANK, N.A., as a Lender

By:  /s/ Vijay Prasad

Name:  Vijay Prasad

Title: Senior Vice President

KEYBANK, NATIONAL ASSOCIATION,
as a Lender

By:  /s/ Renee M. Bonnell

Name:  Renee M. Bonnell

Title:  Vice President

BRANCH BANKING AND TRUST COMPANY,
as a Lender

By:  /s/ Ryan T. Hamilton

Name:  Ryan T. Hamilton

Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:  /s/ Helen D. Davis

Name:  Helen D. Davis

Title: Authorized Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:  /s/ Jesse Tannuzzo

Name:  Jesse Tannuzzo

Title: Vice President